UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

ADT Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38352	47-4116383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road
Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 561 988-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On July 25, 2025 (the “Closing Date”), Prime Security Services Borrower, LLC, a Delaware limited liability company (“Prime Borrower”), Prime Security Services Holdings, LLC, a Delaware limited liability company (“Holdings”), and The ADT Security Corporation, a Delaware corporation (“ADTSC” and together with Prime Borrower, the “Borrowers”), each a direct or indirect wholly owned subsidiary of ADT Inc. (“ADT,” the “Company,” “we” and “our”), entered into that certain Incremental Assumption and Amendment Agreement No. 20 (the “Credit Agreement Amendment”), by and among Prime Borrower, as borrower, Holdings, ADTSC, as co-borrower, the subsidiary loan parties party thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent (the “Administrative Agent”), which amends and restates that certain Nineteenth Amended and Restated First Lien Credit Agreement, dated as of July 1, 2015, as amended and restated on May 2, 2016, June 23, 2016, December 28, 2016, February 13, 2017, June 29, 2017, March 16, 2018, December 3, 2018, March 15, 2019 (effective April 4, 2019), September 23, 2019, January 27, 2021, July 2, 2021, May 10, 2023 (effective July 1, 2023), October 13, 2023, April 15, 2024, May 15, 2024, May 24, 2024, October 1, 2024, December 4, 2024 and March 7, 2025 (the “Existing Credit Agreement”), by and among Prime Borrower, as borrower, Holdings, ADTSC, as co-borrower, the lenders party thereto, the Administrative Agent and the other parties named therein (as amended and restated by the Credit Agreement Amendment, the “Amended and Restated Credit Agreement”).

On the Closing Date, pursuant to the Credit Agreement Amendment, the Borrowers incurred $550,000,000 aggregate principal amount of incremental first lien senior secured term B-2 loans pursuant to the Existing Credit Agreement (the “June 2025 Incremental Term B-2 Loans”). The June 2025 Incremental Term B-2 Loans have the same terms as, and constitute one class with, the term B-2 loans outstanding under the Existing Credit Agreement immediately prior to the Closing Date. After giving effect to the incurrence of the June 2025 Incremental Term B-2 Loans, $1,148,500,000.00 aggregate principal amount of first lien senior secured term B-2 loans are outstanding under the Amended and Restated Credit Agreement.

The proceeds of the June 2025 Incremental Term B-2 Loans will be used to complete the redemption (the “Redemption”) of $550,000,000 of the 5.750% first-priority senior secured notes due 2026 (the “2026 Notes”) issued by Prime Borrower and Prime Finance Inc., a Delaware corporation and an indirect wholly owned subsidiary of ADT (“Prime Finance” and, together with Prime Borrower, the “Issuers”), on July 27, 2025 (the “Redemption Date”). Because the Redemption Date is not a business day, payment of the Redemption Price (as defined below) will be made on July 28, 2025, the next succeeding business day.

The parties to the Amended and Restated Credit Agreement continue to have the same obligations set forth in the Existing Credit Agreement.

The foregoing description of the Credit Agreement Amendment and the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein, and the full text of the Amended and Restated Credit Agreement, a copy of which is attached as Annex A to the Credit Agreement Amendment and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

Final Notice of Partial Redemption

In connection with the Redemption, on July 25, 2025, the Issuers delivered a Final Notice of Partial Redemption to holders of the 2026 Notes. The final redemption price calculated pursuant to the indenture governing the 2026 Notes is $1,007.92 per $1,000 of outstanding principal amount of the 2026 Notes, plus the accrued and unpaid interest on the 2026 Notes so redeemed of $11,595,833.33 in the aggregate ($21.08333 per $1,000 of outstanding principal amount of the 2026 Notes) (the “Redemption Price”). Following the Redemption, the aggregate outstanding principal amount of the 2026 Notes will be $300,000,000.

Underwriting Agreement and Offering

On July 24, 2025, the Company and certain entities managed by affiliates of Apollo Global Management, Inc. (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the offer and sale by the Selling Stockholders (the “Offering”) of 71,000,000 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), and, at the option of the Underwriters, up to an additional 10,650,000 shares of Common Stock. The Offering and the Share Repurchase (as defined below) are expected to close on July 28, 2025.

The Company will purchase 11,190,688 shares of Common Stock from the Underwriters as part of the Offering (the “Share Repurchase”). The Share Repurchase will be made under the $500 million share repurchase plan announced by the Company’s board of directors on February 27, 2025 and will use the remaining capacity available. The Underwriters will not receive any underwriting fees for the shares repurchased by the Company.

All the shares in the Offering will be sold by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders in the Offering.

The Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-277698) filed with the Securities and Exchange Commission on March 6, 2024 (the “Registration Statement”), a prospectus, dated March 6, 2024 included as part of the Registration Statement and a preliminary prospectus supplement, dated July 24, 2025 and filed with the Securities and Exchange Commission on July 24, 2025. The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company and the Selling Stockholders, conditions to closing, indemnification rights and obligations of the parties and termination rights. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
1.1

Underwriting Agreement, dated as of July 24, 2025, among ADT Inc., certain stockholders named therein and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives to the several Underwriters named therein.

10.1

Incremental Assumption and Amendment Agreement No. 20, dated as of July 25, 2025, by and among Prime Security Services Holdings, LLC, Prime Security Services Borrower, LLC, The ADT Security Corporation, the subsidiary loan parties party thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADT Inc.

Date:	July 25, 2025	By:	/s/ Jeffrey Likosar
Jeffrey Likosar President, Corporate Development and Transformation, and Chief Financial Officer